Exhibit 10.36

Name of Grantee:

WEST CORPORATION

Restricted Stock Award Agreement

West Corporation, a Delaware corporation (the “Company”), hereby grants to             (the “Grantee”) as of [Anniversary Date] (the “Grant Date”), pursuant to the terms and conditions of the West Corporation Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”), a Stock Award (the “Award”) of             shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).

1. Award Subject to Acceptance of Agreement. The Grantee’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law. The Award shall be null and void unless the Grantee (a) accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company and (b) if required by the Company, executes and returns one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the Shares subject to the Award if any Shares are forfeited pursuant to Section 4 or if required under applicable laws or regulations. As soon as practicable after the Grantee has executed such documents and returned them to the Company, the Company shall cause to be issued in the Grantee’s name the total number of Shares subject to the Award.

2. Forfeiture Risk. If the Grantee ceases for any reason prior to the expiration of the Restriction Period serving as a Non-Employee Director (as defined in the Plan), including by reason of death, then (subject to any contrary provision of this Agreement or any other written agreement between the Company and the Grantee with respect to vesting and termination of Stock granted under the Plan) any and all outstanding unvested Shares acquired by the Grantee hereunder shall be automatically and immediately forfeited. The Grantee hereby (i) appoints the Company as the attorney-in-fact of the Grantee to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, and (ii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

3. Custody and Delivery of Shares. The Shares subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the Shares duly noted, until such Award shall have vested, in whole or in part, pursuant to Section 4 hereof, and as soon thereafter as practicable, subject to Section 11.C hereof, the vested Stock shall be delivered to the Grantee as the Grantee shall direct. Alternatively, in the sole discretion of the Company, the Company shall hold a certificate or certificates representing the Shares subject to the Award until such Award shall have vested, in whole or in part, pursuant to Section 4 hereof, and the

Company shall as soon thereafter as practicable, subject to Section 11.C hereof, deliver the certificate or certificates for the vested Stock to the Grantee and destroy the stock power or powers relating to the vested Stock delivered by the Grantee pursuant to Section 3 hereof.

4. Vesting of Shares. The Shares acquired hereunder shall vest during the Grantee’s continuous tenure as a Non-Employee Director of the Company in accordance with the provisions of this Section 4 and applicable provisions of the Plan, as follows: Except as otherwise provided in this Section 4, the Award shall vest in full on the one year anniversary of the Grant Date, provided that Grantee’s tenure as a Non-Employee Director remains continuous through such date. The period of time during which any of the Shares subject to the Award shall be unvested shall be referred to herein as the “Restriction Period.” Notwithstanding the above, 100% of a Grantee’s outstanding and unvested Shares shall vest immediately upon a Change in Control. Notwithstanding the foregoing (but subject to any contrary provision of this Agreement or any other written agreement between the Company and the Grantee with respect to vesting and termination of Stock granted under the Plan), no Shares shall vest on any date specified above unless the Grantee’s tenure as a Non-Employee Director of the Company is then, and since the Grant Date has been, continuous.

5. Representations and Warranties of the Grantee. The Grantee represents and warrants that:

A. Authorization. The Grantee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Grantee’s obligations hereunder. This Agreement has been duly executed and delivered by Grantee and is the legal, valid, and binding obligation of Grantee enforceable against Grantee in accordance with the terms hereof.

B. No Conflicts. The execution, delivery, and performance by the Grantee of this Agreement and the consummation by the Grantee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Grantee is subject, (ii) violate any order, judgment or decree applicable to the Grantee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which the Grantee is a party or by which the Grantee is bound.

C. Review, etc. The Grantee has thoroughly reviewed this Agreement in its entirety. The Grantee has had an opportunity to obtain the advice of counsel (other than counsel to the Company or its Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.

D. Investment Representation. The Grantee hereby represents and covenants that (a) any Shares acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Grantee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Share, as applicable. As a further condition precedent to the delivery to the Grantee of any Shares subject to the Award, the Grantee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6. Company Representations.

A. Authorization. The Company has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Company’s obligations hereunder. This Agreement has been duly executed and delivered by the Company and is the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with the terms hereof.

B. No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which the Company is a party or by which the Company is bound.

7. Nontransferability of Award. The Shares subject to the Award and not then vested may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by the Grantee or be subject to execution, attachment or similar process other than by will, the laws of descent and distribution, pursuant to beneficiary designation procedures approved by the Company or to a trust or entity for the benefit of Grantee and Grantee’s immediate family for estate planning purposes as approved by the Company. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such Shares shall be null and void. The Grantee agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Legend. The Grantee understands and agrees that the Company shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Stock together with any other legends that may be required by the Company or by state or federal securities laws:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE COMPANY’S 2013 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND WEST CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF WEST CORPORATION.

9. Dividends, etc. The Grantee shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those vested and unvested Shares of which the Grantee is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which the Grantee is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a Share (the “Associated Share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited; and further provided, that the Company may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Company deems appropriate to carry out the intent of the Plan. Any amount so placed in escrow shall be paid to the Grantee promptly upon the vesting, if any, of the Associated Shares. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

10. Sale of Vested Shares. The Grantee understands that the sale of any Share, once it has vested, will remain subject to (i) satisfaction of applicable tax withholding requirements, if any, with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

11. Certain Tax Matters. The Grantee expressly acknowledges the following:

A. The Grantee understands that the Grantee is solely responsible for all tax consequences to the Grantee in connection with this Award. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the Award and that the Grantee is not relying on the Company for any tax advice. By accepting this Agreement, the Grantee acknowledges his or her understanding that the Grantee may file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Section 83(b) Election”), not later than 30 days after the Grant Date, to include in the Grantee’s gross income the Fair Market Value of the unvested Shares subject to the Award as of such date. Before filing a Section 83(b) Election with the Internal Revenue Service, the Grantee shall (i) notify the Company of such election by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit B, and (ii) pay to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority with respect to such unvested Shares, or otherwise make arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise.

B. The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding.

C. As a condition precedent to the delivery of the Stock upon the vesting of the Award or at such other time as may be required pursuant to this Section 11, the Grantee shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Grantee shall fail to advance the Required Tax Payments after request by the Company, (i) the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Grantee and/or (ii) the Committee may authorize the withholding of whole vested Shares which would otherwise be delivered to the Grantee having an aggregate Fair Market Value, determined as of the Tax Date (as defined below), equal to the Required Tax Payments.

D. The Grantee may elect to satisfy the obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of vested Stock which would otherwise be delivered to the Grantee having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) any combination of (1), (2) and (3), or (5) any other method authorized by the Committee in its sole discretion and permitted by the Plan and applicable law. Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Grantee. No certificate representing a Share shall be delivered until the Required Tax Payments have been satisfied in full.

12. Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be equitably adjusted by the Committee. If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Grantee in connection with the first vesting, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value of such security on the vesting date as determined by the Committee. The decision of the Committee regarding any such adjustment and the Fair Market Value of any fractional security shall be final, binding and conclusive.

13. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of Shares hereunder, the Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

14. Award Confers No Rights to Continued Tenure as Director. In no event shall the granting of the Award or its acceptance by the Grantee, or any provision of the Agreement or the Plan, give or be deemed to give the Grantee any right ght to continued service as a Non-Employee Director.

15. Award Subject to Clawback. The Award and any Shares acquired pursuant to this Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

16. General

A. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to:

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Attention: General Counsel

and if to the Grantee, to the last known mailing address of the Grantee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

B. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

C. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

D. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 relating to a Change in Control, and shall be interpreted in accordance therewith. The Grantee hereby acknowledges receipt of a copy of the Plan.

E. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

F. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

G. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Grantee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

17. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

18. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

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WEST CORPORATION

By:
Name:
Title:

The foregoing Restricted Stock Award is
accepted and agreed as of the Grant Date

Address: